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                                                                    Exhibit 23.5



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-4 and the related prospectus of MIM Corporation and to the incorporation by reference therein of our report dated August 5, 2004, with respect to the consolidated financial statements and schedule of Chronimed Inc. included in its Annual Report (Form 10-K) for the year ended July 2, 2004, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP
                                                        _____________________
Minneapolis, Minnesota
January 11, 2005